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                                                                      EXHIBIT 23




CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements No. 33-49268, No. 33-64029 and No. 333-29325 of Atrix Laboratories, Inc. on Form S-8, and No. 333-43191 and No. 333-68585 of Atrix Laboratories, Inc. on Form S-3, of our report dated May 4, 1998, appearing in this Amendment No. 2 to Form 8-K dated November 24, 1998 of Atrix Laboratories, Inc.


/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
February 11, 1999